UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 16, 2010

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	0-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 443-8460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2010, the Board of Directors of Eastern Virginia Bankshares, Inc. (the “Company”) appointed Douglas C. Haskett II as the Company’s principal accounting officer. Mr. Haskett has served as the Company’s Chief Financial Officer since June 30, 2010 and will also continue in this capacity.

There are no family relationships between Mr. Haskett and any of the Company’s current executive officers or directors, and there is no arrangement or understanding under which he was appointed. There are no transactions to which the Company is a party and in which Mr. Haskett has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Haskett may be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Virginia Bankshares, Inc.

Date: September 17, 2010	/s/ Joe A. Shearin
By: Joe A. Shearin
President and Chief Executive Officer